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                                  EXHIBIT 23.1

                         Consent of Independent Auditors
                         -------------------------------

         We consent to the use of our report dated February 5, 2003, with respect to the consolidated balance sheets of Ferro Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated herein by reference.



/s/ KPMG LLP

KPMG LLP
Cleveland, Ohio
August 21, 2003